Investor Contact: Tim Reeves (314) 553-2197
Media Contact: Pat Kane (314) 982-8726

EMERSON REPORTS STRONG SECOND QUARTER 2018 RESULTS AND RAISES FULL-YEAR GUIDANCE

•	Net sales of $4.2 billion increased 19 percent, or 8 percent on an underlying basis

•	EPS from continuing operations increased 31 percent to $0.76

•	Raised full-year guidance based on strong operational performance

•	Returned more than $550 million to shareholders, including $250 million of share repurchases

•	Closed Cooper-Atkins and ProSys acquisitions and announced the Tools & Test acquisition, expected to close in the fiscal fourth quarter

ST. LOUIS, May 1, 2018 – Emerson (NYSE: EMR) today announced net sales were up 19 percent in the second quarter ended March 31, 2018, with underlying sales up 8 percent excluding favorable currency of 3 percent and an impact from acquisitions and divestitures of 8 percent. The second quarter results reflect strong global economic conditions and continued favorable demand. Both mature and emerging markets delivered high-single digit underlying growth.
Margins improved versus prior year, excluding the impact of recent acquisitions, driven by leverage on higher sales and the benefit of prior year restructuring actions. Reported pretax margin of 15.5 percent and EBIT margin of 16.3 percent decreased 30 and 70 basis points, respectively. EBIT margin of 18.7 percent increased 170 basis points excluding Valves & Controls. GAAP earnings per share from continuing operations increased 31 percent to $0.76.
“Our second quarter results close out an excellent first half in which strong global markets drove underlying growth, and our businesses delivered healthy incremental margins and earnings that exceeded our expectations,” said Chairman and Chief Executive Officer David N. Farr. “Across the Company, our teams are executing well, and have positioned Emerson to deliver strong earnings and cash flow growth in 2018.”

Business Platform Results
Automation Solutions net sales increased 31 percent in the quarter, with underlying sales up 10 percent excluding favorable currency of 4 percent and an impact from acquisitions of 17 percent. Growth continued to reflect strong short cycle repair and maintenance (MRO) demand and small and mid-sized projects focused on expansion and optimization of existing facilities. Globally, the business saw growth across all key process automation market verticals, including upstream, midstream and downstream oil and gas, chemical and power generation. In addition, Emerson's global power business grew net sales and orders in the first half, despite difficult market dynamics, due to strong participation in plant retrofit opportunities and in greenfield projects for combined cycle and natural gas.
North American underlying sales were up 16 percent reflecting continued favorable trends in energy-related, chemical, life sciences and discrete markets. Asia underlying sales were up 7 percent, with China up 20 percent due to continued strong demand across process, hybrid and discrete markets. Project timing impacted Latin America negatively, down 10 percent, and Middle East/Africa positively, up 29 percent, while order trends in both regions were positive. Europe was down 1 percent, but order trends were favorable. Margin increased 20 basis points to 15.7 percent compared with the prior year. Excluding the dilutive impact of the Valves & Controls acquisition, margin increased 240 basis points to 17.9 percent, driven by leverage on higher sales and restructuring benefits. The Final Control management team continued to execute restructuring and integration plans around the Valves & Controls acquisition, which delivered strong performance in the quarter and meaningful sequential margin improvement.
Commercial & Residential Solutions second quarter net sales were up 2 percent and underlying sales increased 4 percent excluding favorable currency of 2 percent and an impact from divestitures net of acquisitions of 4 percent. Underlying sales in North America were up 1 percent as strong demand for professional tools was offset by slower than expected air conditioning demand. Underlying economics in air conditioning markets remain positive and we expect demand to accelerate in the second half. Asia grew 17 percent, driven by continued strong refrigeration and air conditioning demand in China and elsewhere in the region. Europe was up 5 percent, reflecting favorable demand in air conditioning and construction-related markets. Margin continues to run at a high level, but decreased 10 basis points to 23.6 percent compared with the prior year.

2018 Outlook
Based on favorable global demand trends and strong first half operational performance, the Company is raising full-year sales guidance to the high-end of the previously communicated range and increasing the expected earnings per share range. The updated guidance does not include the results of the recently announced $810 million Tools & Test acquisition, expected to close in the fiscal fourth quarter.
Management expects increasing capital investment in Automation Solutions' end markets, and continued steady demand in Commercial & Residential Solutions' end markets for the remainder of 2018. Total Emerson net sales growth is now expected to be approximately 13 percent, with Automation Solutions up 20 percent and Commercial & Residential Solutions up 2 percent. Excluding a 6 percent impact from acquisitions, divestitures and currency translation, total Emerson underlying sales growth is expected to be approximately 7 percent, with Automation Solutions up 8 percent and Commercial & Residential Solutions up 5 percent.
The GAAP earnings per share guidance range is increased to $3.10 to $3.20 from prior guidance of $3.05 to $3.15.
“We achieved some encouraging milestones in the first half of 2018 that give us a high degree of confidence in the strength of our businesses and end markets,” said Farr. “These achievements include strong execution in China, where underlying sales grew over 20 percent across both business platforms; the broad-based growth of Automation Solutions, up 10 percent underlying in the first half; and the outstanding integration progress and meaningful sequential margin improvement at Valves & Controls."

Upcoming Investor Events
Today, beginning at 2:00 p.m. Eastern Time, Emerson management will discuss the second quarter results during an investor conference call. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for 90 days.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, competitive and technological factors, and the impact of the Tax Cuts and Jobs Act, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended March 31		Percent
	2017	2018	Change

Net sales	$3,574	$4,248	19%
Costs and expenses:
Cost of sales	2,017	2,423
SG&A expenses	868	1,032
Other deductions, net	83	99
Interest expense, net	41	36
Earnings from continuing operations before income taxes	565	658	16%
Income taxes	181	169
Earnings from continuing operations	384	489	27%
Discontinued operations, net of tax	(84)	—
Net earnings	300	489
Less: Noncontrolling interests in earnings of subsidiaries	8	7
Net earnings common stockholders	$292	$482	65%

Diluted avg. shares outstanding	644.8	636.0

Diluted earnings per share common stockholders
Earnings from continuing operations	$0.58	$0.76	31%
Discontinued operations	($0.13)	—
Diluted earnings per common share	$0.45	$0.76	69%

	Quarter Ended March 31
	2017	2018
Other deductions, net
Amortization of intangibles	$21	$51
Restructuring costs	13	9
Other	49	39
Total	$83	$99

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31		Percent
	2017	2018	Change

Net sales	$6,790	$8,064	19%
Costs and expenses:
Cost of sales	3,868	4,618
SG&A expenses	1,690	2,024
Other deductions, net	116	187
Interest expense, net	87	74
Earnings from continuing operations before income taxes	1,029	1,161	13%
Income taxes	275	278
Earnings from continuing operations	754	883	17%
Discontinued operations, net of tax	(139)	—
Net earnings	615	883
Less: Noncontrolling interests in earnings of subsidiaries	14	9
Net earnings common stockholders	$601	$874	46%

Diluted avg. shares outstanding	644.5	638.3

Diluted earnings per share common stockholders
Earnings from continuing operations	$1.14	$1.37	20%
Discontinued operations	($0.21)	—
Diluted earnings per common share	$0.93	$1.37	47%

	Six Months Ended March 31
	2017	2018
Other deductions, net
Amortization of intangibles	$43	$107
Restructuring costs	24	24
Other	49	56
Total	$116	$187

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2017	2018
Assets
Cash and equivalents	$5,039	$2,444
Receivables, net	2,479	3,042
Inventories	1,331	1,897
Other current assets	597	342
Total current assets	9,446	7,725
Property, plant & equipment, net	2,880	3,299
Goodwill	3,891	5,821
Other intangible assets	869	2,203
Other	191	737
Total assets	$17,277	$19,785

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$252	$1,833
Accounts payable	1,368	1,603
Accrued expenses	1,952	2,362
Income taxes	199	147
Total current liabilities	3,771	5,945
Long-term debt	3,816	3,357
Other liabilities	1,633	1,946
Total equity	8,057	8,537
Total liabilities and equity	$17,277	$19,785

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2017	2018
Operating activities
Net earnings	$615	$883
Loss from discontinued operations, net of tax	139	—
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	283	378
Changes in operating working capital	(126)	(363)
Other, net	100	46
Cash from continuing operations	1,011	944
Cash from discontinued operations	(601)	—
Cash provided by operating activities	410	944

Investing activities
Capital expenditures	(194)	(194)
Purchases of businesses, net of cash and equivalents acquired	(16)	(770)
Divestitures of businesses	—	221
Other, net	(50)	(42)
Cash from continuing operations	(260)	(785)
Cash from discontinued operations	5,051	—
Cash provided by (used in) investing activities	4,791	(785)

Financing activities
Net increase (decrease) in short-term borrowings	(2,318)	782
Payments of long-term debt	(252)	(251)
Dividends paid	(621)	(618)
Purchases of common stock	(120)	(750)
Other, net	29	(6)
Cash used in financing activities	(3,282)	(843)

Effect of exchange rate changes on cash and equivalents	(62)	66
Increase (Decrease) in cash and equivalents	1,857	(618)
Beginning cash and equivalents	3,182	3,062
Ending cash and equivalents	$5,039	$2,444

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2017	2018
Sales
Automation Solutions	$2,117	$2,771

Climate Technologies	1,058	1,128
Tools & Home Products	402	355
Commercial & Residential Solutions	1,460	1,483

Eliminations	(3)	(6)
Net sales	$3,574	$4,248

Earnings
Automation Solutions	$328	$436

Climate Technologies	249	253
Tools & Home Products	96	96
Commercial & Residential Solutions	345	349

Differences in accounting methods	35	55
Corporate and other	(102)	(146)
Interest expense, net	(41)	(36)
Earnings before income taxes	$565	$658

Restructuring costs
Automation Solutions	$9	$7

Climate Technologies	3	2
Tools & Home Products	—	—
Commercial & Residential Solutions	3	2

Corporate	1	—
Total	$13	$9

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2017	2018
Sales
Automation Solutions	$4,084	$5,343

Climate Technologies	1,917	2,050
Tools & Home Products	795	685
Commercial & Residential Solutions	2,712	2,735

Eliminations	(6)	(14)
Net sales	$6,790	$8,064

Earnings
Automation Solutions	$654	$822

Climate Technologies	410	418
Tools & Home Products	184	183
Commercial & Residential Solutions	594	601

Differences in accounting methods	68	106
Corporate and other	(200)	(294)
Interest expense, net	(87)	(74)
Earnings before income taxes	$1,029	$1,161

Restructuring costs
Automation Solutions	$15	$17

Climate Technologies	7	7
Tools & Home Products	1	—
Commercial & Residential Solutions	8	7

Corporate	1	—
Total	$24	$24

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q2 2018 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	31%	2%	19%
FX	(4)%	(2)%	(3)%
Acquisitions/Divestitures	(17)%	4%	(8)%
Underlying*	10%	4%	8%

FY 2018E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	~ 20%	~ 2%	~ 13%
FX	~ (3)%	~ (2)%	~ (2)%
Acquisitions/Divestitures	~ (9)%	~ 5%	~ (4)%
Underlying*	~ 8%	~ 5%	~ 7%

Q2 2018 EBIT Margins	Q2 FY17	Q2 FY18	Change
Pretax margin (GAAP)	15.8%	15.5%	(30) bps
Interest expense, net	1.2%	0.8%	(40) bps
Earnings before interest and taxes margin*	17.0%	16.3%	(70) bps
Valves & Controls impact	—%	2.4%	240 bps
Earnings before interest and taxes margin excluding	17.0%	18.7%	170 bps
Valves & Controls*

Automation Solutions Segment EBIT Margin	Q2 FY17	Q2 FY18	Change
Automation Solutions Segment EBIT margin (GAAP)	15.5%	15.7%	20 bps
Valves & Controls impact	—%	2.2%	220 bps
Automation Solutions Segment EBIT margin excluding	15.5%	17.9%	240 bps
Valves & Controls*

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

###